UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2019

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 308-8267

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2019, GlobalSCAPE, Inc. (the “Company”) entered into an Option Termination Agreement (the “Agreement”) with James W. Albrecht, Jr. (the “Option Holder”), the Company’s former Chief Financial Officer, pursuant to which certain options and option agreements were terminated in connection with the payment by the Company of $548,500 to the Option Holder.

Pursuant to the Agreement, as of February 27, 2019, the Option Holder relinquished all of his right, title and interest in and to options to purchase 425,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), of which 325,000 shares are fully vested.

The Agreement includes customary representations, warranties and covenants by the Option Holder.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On February 28, 2019, the Company issued a press release announcing financial results for the Company’s fourth quarter of 2018 and year ended December 31, 2018. A copy of the press release is furnished with this report as Exhibit 99.1. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.08	Shareholder Director Nominations.

On February 27, 2019, the Company’s Board of Directors determined that the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) will be held on May 9, 2019 and established March 12, 2019 as the record date for determining stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting.

The 2019 Annual Meeting is more than 30 days prior to the anniversary of the Company’s 2018 annual meeting of stockholders, which was held on October 10, 2018. As a result, stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must provide written notice that is received by the Corporate Secretary at the Company’s corporate headquarters, 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, on or before March 11, 2019, which the Company has determined to be a reasonable time before it expects to make its proxy materials available. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting must comply with the requirements, including the deadline set forth above, as well as all the applicable rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act. In addition, pursuant to the Company’s bylaws, stockholders who wish to present a proposal of business but do not intend for the proposal to be included in the Company’s Proxy Statement under Rule 14a-8, or wish to nominate a director at the 2019 Annual Meeting, must provide written notice that is received by the Corporate Secretary at the Company’s corporate headquarters on or before March 11, 2019. Any such written notice must be directed to the attention of the Company’s Corporate Secretary at the Company’s corporate headquarters and must comply with the applicable provisions of the Company’s bylaws, as amended.

Item 7.01	Regulation FD Disclosure.

On March 1, 2019, the Company issued a press release announcing that on February 27, 2019, its Board of Directors declared a quarterly cash dividend of $0.015 per share of Common Stock. The dividend is payable on March 25, 2019, to shareholders of record at the close of business at 5:00 pm Eastern Time on March 11, 2019.

Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated February 28, 2019.
99.2	Press Release dated March 1, 2019.
10.1	Option Termination Agreement, dated as of February 27, 2019, by and between GlobalSCAPE, Inc. and James W. Albrecht, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: March 1, 2019	By:	/s/ Matthew Goulet
		Name:	Matthew Goulet
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 28, 2019.
99.2	Press Release dated March 1, 2019.
10.1	Option Termination Agreement, dated as of February 27, 2019, by and between GlobalSCAPE, Inc. and James W. Albrecht, Jr.